UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2009

IX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-151381	36-4620445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

711 Third Avenue, Suite 1505, New York, New York, 10017
(Address of principal executive offices) (zip code)

(212) 682-5068
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective February 5, 2009, Robert Lynch, Jr. was appointed to the Board of Directors and as Secretary of IX Energy Holdings, Inc. (the “Company”).  There are no understandings or arrangements between Mr. Lynch and any other person pursuant to which Mr. Lynch was selected as a Director and Secretary.  Mr. Lynch does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become an officer or director.

Mr. Lynch served as a Director of IX Energy, Inc. from May 2007 through December 2008. Mr. Lynch has been President of American & Foreign Enterprises, Inc. (“AFE”), an investment firm, for the last 20 years. Among its many enterprises, AFE is partnered with Hochtief AG and has worked with international investment banks including Goldman Sachs & Co., BV Bank of Munich and Citibank. Mr. Lynch is 76 years old.  Mr. Lynch has been a director of many public companies in various industries, including AMASYS, Dames & Moore (environmental/geotechnical engineering), Data Broadcasting Corporation (real-time financial market data) and Turner Construction Company. Mr. Lynch currently serves as a director of Comtex News Network, Inc., a leading provider of business-related electronic real time news, content and SmarTrend® market products.

In addition, effective January 31, 2009, Roland J. Bopp is no longer serving as the Company’s President and Chief Operating Officer.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IX Energy Holdings, Inc.

Dated: February 5, 2009	By:	/s/ Steven Hoffman
Name: Steven Hoffman
Title: Chief Executive Officer

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